EXHIBIT INDEX


4.11     Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 131061).

4.12     Form of Roth IRA Annuity Endorsement (form 131062).

4.13     Form of SIMPLE IRA Annuity Endorsement (form 131063).

4.14     Form of Deferred Annuity Contract for non-qualified contracts
         (form 131041).

8.2 Copy of Participation Agreement by and among IDS Life Insurance Company, American Express Financial Advisors Inc., Alliance Capital Management L.P. and Alliance Fund Distributors dated March 1, 2000.

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.1     Consent of Independent Auditors for Retirement Advisor Variable
         Annuity(R).

10.2 Consent of Independent Auditors for Retirement Advisor Variable Annuity(R) - Band 3.

10.3 Consent of Independent Auditors for Retirement Advisor Advantage(R) Variable Annuity/ Retirement Advisor Select(R) Variable Annuity.

10.4 Consent of Independent Auditors for Retirement Advisor Advantage(R) Variable Annuity - Band 3.

15.2 Power of Attorney to sign Amendments to this Registration Statement, dated September 11, 2002.

15.3 Power of Attorney to sign Amendments to this Registration Statement, dated April 16, 2003.